UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2017

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2017, the Company’s Board of Directors promoted Brett McGill to President and Chief Operating Officer, effective October 1, 2017.

Joe Watters, Board Member and Nominating/Corporate Governance Committee Chairman, stated, "Brett McGill’s promotion to President and Chief Operating Officer is in recognition of his contributions that have made MarineMax the industry leader that it is today. Brett’s passion for the industry, his specific skill sets and his ability to build successful teams have been evident throughout his career. He has a close relationship with the MarineMax customer and he has done an outstanding job in overseeing the management of our stores and operations. Brett’s information technology roots have assisted the Company to stay on the leading edge in an ever-evolving digital world. As a Board, we are confident that his experience, leadership skills and knowledge will serve MarineMax well as he assumes his increased responsibilities as President."

Prior to his promotion, Brett McGill, age 48, served as MarineMax’s Executive Vice President and Chief Operating Officer since October 1, 2016 after serving as Executive Vice President Operations since October 2015 and Executive Vice President of West Operations since May 2012. Mr. McGill was appointed as an executive officer by the Company’s Board of Directors in November 2012. Prior to these roles, Mr. McGill served as one of the Company’s Regional Presidents from May 2006 to May 2012, as Vice President of Information Technology, Service and Parts from October 2004 to March 2006, and as Director of Information Services from March 1998 to October 2004.

In connection with the promotion, the Company did not enter into any material plan, contract or arrangement with, or make any grant or award to Brett McGill. As Brett McGill was appointed an executive officer of our company in November 2012, accordingly, compensation decisions relating to Brett McGill are performed in the same manner as for the Company’s other executive officers, as described in the "Compensation Discussion and Analysis" sections of the Company’s proxy statements since such appointment by the Board. Brett McGill is the son of William H. McGill Jr., our Chairman of the Board of Directors, Chief Executive Officer, and Director, who relinquished the title of President, effective October 1, 2017.

Item 7.01 Regulation FD Disclosure.

On October 2, 2017, the Company issued a press release announcing the promotion of Mr. McGill. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated October 2, 2017.

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Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated October 2, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

October 3, 2017	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary

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